UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 20, 2014

(Date of Earliest Event Reported: October 17, 2014)

Green Bancorp, Inc.

(Exact name of registrant as specified in its charter)

of incorporation)	Identification No.)
TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 275 - 8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets.

On October 20, 2014, Green Bancorp, Inc. (“Green”) issued a press release (“Press Release”) announcing that on October 17, 2014 Green completed its previously announced acquisition of SP Bancorp, Inc. (NASDAQ: SPBC), the parent holding company of SharePlus Bank (“SharePlus”).  SharePlus was subsequently merged with and into Green’s wholly-owned subsidiary, Green Bank, N.A.  The cash purchase price was $46.2 million, payable to the former shareholders of SP Bancorp, Inc.  The Agreement and Plan of Merger among Green, Searchlight Merger Sub Corp. and SP Bancorp Inc., was entered into on May, 5 2014 and filed pursuant to a Current Report on Form 8-K by SP Bancorp, Inc. on May 9, 2014.

Item 9.01.Financial Statements and Exhibits

A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Bancorp, Inc.

Date: October 20, 2014	By:	/s/ John P. Durie
Name: John P. Durie
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 20, 2014